UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Continental Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1000	26-1657084
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3266 W. Galveston Drive #101 Apache Junction, AZ 85120 (480) 288-6530
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joshua Bleak 3266 W. Galveston Drive #101 Apache Junction, AZ 85120 (480) 288-6530
(Address including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public:    Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

DEREGISTRATION OF SHARES

 This Post-Effective Amendment No. 1 on Form S-1 to Form S-1 (File No. 333-173861), which was declared effective by the Securities and Exchange Commission May 16, 2011 (the “Registration Statement”), is being filed to deregister (i) all unsold shares of outstanding common stock, and (ii) all unsold shares of common stock underlying unexercised warrants of the registrant, Continental Resources Group, Inc., registered under the Registration Statement, and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Apache Junction, State of Arizona, on July 22, 2011.

CONTINENTAL RESOURCES GROUP, INC.

By:	/s/ Joshua Bleak
Joshua Bleak, President and Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ David Lieberman
David Lieberman, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joshua Bleak
Joshua Bleak	President, Chief Executive Officer and Director (Principal Executive Officer)	July 22, 2011

/s/ David Lieberman
David Lieberman	Chief Financial Officer (Principal Accounting and Financial Officer)	July 22, 2011

/s/ Daniel Bleak
Daniel Bleak	Director	July 22, 2011

/s/ Bill Allred
Bill Allred	Director	July 22, 2011

/s/ Jonathan Braun
Jonathan Braun	Director	July 22, 2011